ServiceSource Reports First Quarter 2020 Financial Results
Total Revenue of $50.1 million
GAAP Net Loss of $5.9 million; Non-GAAP Net Loss of $1.7 million
Adjusted EBITDA of $0.1 million
DENVER, May 7, 2020 - ServiceSource (NASDAQ: SREV), the digital customer journey experience company, today announced financial results for the three months ended March 31, 2020.
“In the face of dynamic macroeconomic conditions brought about by the COVID-19 pandemic, we delivered a strong quarter with solid execution throughout the business. We performed well against our financial objectives, delivered impressive results and outcomes for our clients, and made further progress on our strategic priorities,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “I am incredibly proud of how our leadership team and our employees around the world transitioned to a 100% virtual work-from-home environment in a matter of days. We demonstrated the strength and resilience of our operating model and ensured uninterrupted service for the market-leading brands that rely on us. As we move forward, we will continue prioritizing the safety and well-being of our employees, supporting and leading our clients through this period of uncertainty, and investing in our business for the long term.”
Key Financial Results – First Quarter 2020

•	GAAP revenue was $50.1 million, compared with $55.5 million reported for Q1 2019.

•	GAAP net loss was $5.9 million or $0.06 per diluted share, compared with GAAP net loss of $5.7 million or $0.06 per diluted share reported for Q1 2019.

•	Non-GAAP net loss was $1.7 million or $0.02 per diluted share, compared with $1.1 million or $0.01 per diluted share reported for Q1 2019.

•	Adjusted EBITDA was $0.1 million, compared with $1.0 million reported for Q1 2019.

•	Ended the quarter with $49.5 million of cash and cash equivalents and restricted cash, with $27.0 million of borrowings under the Company's $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.
Key Business Highlights – First Quarter 2020

•	Migrated all employees worldwide from an in-office to a work-from-home environment.

•	Successfully transitioned to a virtual operating model encompassing 100% remote sourcing, hiring, onboarding, training and operational delivery.

•	Successfully renewed or extended approximately 95% of the contract value that was up for renewal during the quarter.

•	Announced one new logo win in the first quarter and closed two additional new logos through the first month of the second quarter.

•	Grew revenue with six of the top 10 clients on a trailing twelve-month basis and closed up-sell and expansion wins with four of the top five clients.
2020 Outlook
As a result of the COVID-19 pandemic and the increasing level of uncertainty on the size or duration of its global economic impact, ServiceSource is withdrawing the fiscal year 2020 contextual outlook that was provided on February 20, 2020.

Quarterly Conference Call
ServiceSource will discuss its first quarter 2020 results on May 8, 2020, via teleconference at 9:30 a.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 5588446. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance and whether our investments will produce anticipated benefits. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) brings the world’s greatest brands closer to their customers through digitally-enabled solutions and data-driven insights that personalize and power the moments that matter. Backed by 20 years of experience, an industry-leading technology platform, a robust global footprint and a powerful suite of solutions that enhance every touchpoint along the Customer Journey Experience (CJXTM), we deliver impactful revenue growth for global market leaders. Operating out of eight countries with more than 3,000 sales delivery professionals speaking 45 languages, ServiceSource drives billions of dollars in client value annually. To learn more about how we help our clients more effectively find, convert, nurture, grow and retain their customers, visit www.servicesource.com.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	For the Three Months Ended March 31,
	2020	2019
Net revenue	$50,114	$55,511
Cost of revenue(1)	35,560	39,476
Gross profit	14,554	16,035
Operating expenses:
Sales and marketing(1)	7,268	7,949
Research and development(1)	1,181	1,263
General and administrative(1)	10,688	10,982
Restructuring and other related costs	467	1,058
Total operating expenses	19,604	21,252
Loss from operations	(5,050)	(5,217)
Interest and other expense, net	(874)	(490)
Loss before provision for income taxes	(5,924)	(5,707)
Provision for income tax expense	(18)	(12)
Net loss	$(5,942)	$(5,719)
Net loss per share, basic and diluted	$(0.06)	$(0.06)
Weighted-average common shares outstanding, basic and diluted	94,968	92,914

(1) Reported amounts include stock-based compensation expense as follows:
	For the Three Months Ended March 31,
	2020	2019
Cost of revenue	$45	$159
Sales and marketing	377	443
Research and development	18	(6)
General and administrative	605	974
Total stock-based compensation	$1,045	$1,570

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$47,181	$27,089
Accounts receivable, net	43,354	41,754
Prepaid expenses and other	5,939	7,296
Total current assets	96,474	76,139

Property and equipment, net	34,242	36,149
ROU assets	33,450	36,396
Contract acquisition costs	1,302	1,602
Goodwill	6,334	6,334
Other assets	4,764	4,844
Total assets	$176,566	$161,464

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,115	$4,392
Accrued expenses	3,456	3,366
Accrued compensation and benefits	15,746	16,700
Revolver	27,000	—
Operating lease liabilities	10,132	9,652
Other current liabilities	1,662	2,218
Total current liabilities	59,111	36,328

Operating lease liabilities, net of current portion	30,800	33,716
Other long-term liabilities	2,520	2,983
Total liabilities	92,431	73,027

Stockholders’ equity:
Preferred stock	—	—
Common stock	10	9
Treasury stock	(441)	(441)
Additional paid-in capital	375,666	374,525
Accumulated deficit	(292,008)	(286,066)
Accumulated other comprehensive income	908	410
Total stockholders’ equity	84,135	88,437
Total liabilities and stockholders’ equity	$176,566	$161,464

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(5,942)	$(5,719)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,396	3,285
Amortization of contract acquisition costs	279	400
Amortization of ROU assets	2,313	2,239
Stock-based compensation	1,045	1,570
Restructuring and other related costs	431	1,041
Other	18	18
Net changes in operating assets and liabilities:
Accounts receivable, net	(1,722)	3,258
Prepaid expenses and other assets	1,323	(1,277)
Contract acquisition costs	9	(108)
Accounts payable	(3,253)	(18)
Accrued compensation and benefits	(1,210)	1,094
Operating lease liabilities	(1,838)	(2,338)
Accrued expenses	223	(1,023)
Other liabilities	(741)	(338)
Net cash (used in) provided by operating activities	(5,669)	2,084
Cash flows from investing activities:
Purchases of property and equipment	(1,557)	(2,898)
Net cash used in investing activities	(1,557)	(2,898)
Cash flows from financing activities:
Repayment on finance lease obligations	(238)	(190)
Proceeds from Revolver	27,000	—
Proceeds from issuance of common stock	76	141
Net cash provided by (used in) financing activities	26,838	(49)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	480	185
Net change in cash and cash equivalents and restricted cash	20,092	(678)
Cash and cash equivalents and restricted cash, beginning of period	29,383	27,779
Cash and cash equivalents and restricted cash, end of period	$49,475	$27,101

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income (loss), net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally-developed software.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally-developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), incremental and non-recurring costs incurred outside of normal operations as a result of COVID-19, non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of ASC 606 and incremental and non-recurring costs incurred outside of normal operations as a result of COVID-19.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended March 31,
		2020	2019
Net revenue		$50,114	$55,511

Gross profit
GAAP gross profit		$14,554	$16,035
Non-GAAP adjustments:
Stock-based compensation	(A)	45	159
Amortization of internally-developed software	(B)	1,253	894
Non-GAAP gross profit		$15,852	$17,088

Gross profit %
GAAP gross profit		29.0%	28.9%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.1%	0.3%
Amortization of internally-developed software	(B)	2.5%	1.6%
Non-GAAP gross profit		31.6%	30.8%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$19,604	$21,252
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,000)	(1,411)
Amortization of internally-developed software	(B)	(512)	(365)
Restructuring and other related costs	(C)	(467)	(1,058)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(218)	(257)
COVID-19 related costs	(E)	(62)	—
Non-GAAP operating expenses		$17,345	$18,161

Net loss
GAAP net loss		$(5,942)	$(5,719)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,045	1,570
Amortization of internally-developed software	(B)	1,765	1,259
Restructuring and other related costs	(C)	467	1,058
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	218	257
COVID-19 related costs	(E)	62	—
Non-cash interest expense	(F)	18	18
Income tax effect on non-GAAP adjustments	(G)	639	422
Non-GAAP net loss		$(1,728)	$(1,135)

Diluted net loss per share
GAAP net loss per share		$(0.06)	$(0.06)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.02
Amortization of internally-developed software	(B)	0.02	0.01
Restructuring and other related costs	(C)	0.00	0.01
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00
COVID-19 related costs	(E)	0.00	0.00
Non-cash interest expense	(F)	0.00	0.00
Income tax effect on non-GAAP adjustments	(G)	0.01	0.00
Non-GAAP diluted net loss per share		$(0.02)	$(0.01)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(H)	94,968	92,914

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(E) COVID-19 related costs. Included in our GAAP presentation of operating expenses are capital and operating costs related to incremental and non-recurring costs incurred outside of normal operations as a result of COVID-19. These costs are one-time in nature and are not indicative of our core operating performance.
(F) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(G) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E and F noted above on our non-GAAP net income (loss).
(H) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three months ended March 31, 2020 and 2019.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
		For the Three Months Ended March 31,
		2020	2019
Net loss		$(5,942)	$(5,719)
Provision for income tax expense		18	12
Interest and other expense, net		874	490
Depreciation and amortization(1)		3,396	3,285
EBITDA		(1,654)	(1,932)
Stock-based compensation	(A)	1,045	1,570
Restructuring and other related costs	(C)	467	1,058
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	218	257
COVID-19 related costs	(E)	62	—
Adjusted EBITDA		$138	$953

(1) Depreciation and amortization expense are comprised of the following:
		For the Three Months Ended March 31,
		2020	2019
Internally developed software amortization		$1,765	$1,259
Property and equipment depreciation		1,631	2,026
Depreciation and amortization		$3,396	$3,285
Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
investorrelations@servicesource.com